EXHIBIT 10.25
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                                                                      MIDDLETONS
                                                                         LAWYERS

11 November 2002                                              Melbourne | Sydney

FACSIMILE                                                          Our reference
                                                                 SXH.AJC.1736010


To:         Advanced Communications Technologies Inc.

Of:         4800 North Federal Highway Suite D-100
            Boca Raton, FL  33431

Fax no:     0011 1 561 447 0018

Location:   Florida, United States of America

From:       Andrew Chambers/Stephen Hume

Pages:


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ADVANCED   COMMUNICATIONS   TECHNOLOGIES   INC.  -v-   ADVANCED   COMMUNICATIONS
TECHNOLOGIES (AUSTRALIA) PTY LTD (ADMINISTRATOR APPOINTED) (RECEIVERS AND MANAGERS APPOINTED)

     As you are aware, we act on behalf of Mr David Lockwood and Mr Ken Sellers who were appointed as joint and several Receivers and Managers of Advanced Communications Technologies (Australia) Pty Ltd (Administrator Appointed)
(Receives and Managers Appointed) ("ACTA") on 29 July 2002 by Global Technologies Communications Pty Ltd ("Global") pursuant to the terms of a registered Debenture Charge granted by ACTA to Global on 21 December 2001.

     We refer to the stock purchase agreement between ACTA and Advanced Communications Technologies Inc ("ACTUS") dated 5 April 2000 ("the stock purchase agreement") pursuant to which ACTUS agreed to acquire 20% of the common stock of ACTA for payment of the Purchase Price of US$7.5M on the terms and conditions contained in the stock purchase agreement. WE also refer to the affidavits sworn by Steven Black on 24 May 2002 and by David Lockwood on 10 and 17 October 2002, which have been filed in the Supreme Court of Victoria in proceeding no 4201 of 2002.

     It is clear from the affidavit material filed in that proceeding that ACTUS is insolvent. That affidavit material is uncontested and ACTUS' insolvency remains undisputed.

     As a result, ACTUS has demonstrated that it is unable to perform its obligations under the stock purchase agreement and accordingly has repudiated that agreement.

     We are instructed by our clients to accept ACTUS' repudiation of the stock purchase agreement and we hereby give Notice of Termination of the stock purchase agreement, with immediate effect.

     As a result of the termination of the stock purchase agreement, all of the rights granted by ACTA to ACTUS under that agreement are also terminated, with immediate effect.

     This letter, and the termination of the stock purchase agreement effected by this letter, are without prejudice to any other rights and remedies of ACTA, whether under the stock purchase agreement or otherwise.

Yours faithfully,

ANDREW CHAMBERS
PARTNER